                                                                    EXHIBIT 3.29

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP", CHANGING ITS NAME FROM "EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP" TO "CHANCELLOR MEDIA OF HOUSTON LIMITED PARTNERSHIP", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF OCTOBER, A.D. 1997, AT 4:30 O'CLOCK P.M.




                                       /s/ EDWARD J. FREEL
                                       ----------------------------------------
                                       Edward J. Freel, Secretary of State

                         [SEAL]
                                        AUTHENTICATION: 8713010

                                                 DATE: 10-21-97

                            CERTIFICATE OF AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                 EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP



        It is hereby certified that:

        FIRST: The name of the limited partnership (hereinafter called the "partnership") is:

                 Evergreen Media of Houston Limited Partnership

        SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

                The new name of the partnership is:

        CHANCELLOR MEDIA OF HOUSTON LIMITED PARTNERSHIP

        The undersigned, a general partner of the partnership, executed this Certificate of Amendment on 17 of October, 1997.

                                        By: EVERGREEN MEDIA CORPORATION OF
                                            HOUSTON, General Partner


                                        By:  /s/ OMAR CHOUCAIR
                                           -----------------------------------
                                        Name: Omar Choucair
                                        Title: Vice President


                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 10/20/1997
                                                           971354394 - 2338643

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


        I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MAY, A.D. 1993, AT 4:30 O'CLOCK P.M.

                       * * * * * * * * * * * * * * * * *

                                     [SEAL]



                                       /s/ WILLIAM T. QUILLEN
                                       ----------------------------------------
                                       William T. Quillen, Secretary of State

                         [SEAL]
                                        AUTHENTICATION: *3931147

                                                  DATE: 06/10/1993

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                 EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP



        The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

        I. The name of the limited partnership is Evergreen Media of Houston Limited Partnership.

        II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

        III. The name and mailing address of the sole general partner is as follows:

             NAME                     MAILING ADDRESS
             ----                     ---------------
 Evergreen Media Corporation          433 E. Las Colinas Blvd.
          of Houston                  Suite 1130
                                      Irving, TX 75039

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Evergreen Media of Houston Limited Partnership as of this 24 day of May, 1993.



                                                EVERGREEN MEDIA CORPORATION
                                                   OF HOUSTON, a Delaware
                                              corporation, Sole General Partner

                                              By:  /s/ SCOTT K. GINSBURG
                                                 -------------------------------
                                                   Scott K. Ginsburg, President

                                    CONSENT

     Evergreen Media Corporation of Houston, a Delaware corporation, hereby consents to the use of the name, "EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP" in Delaware by its affiliate, Evergreen Media of Houston Limited Partnership.

Date: May 28, 1993

                     EVERGREEN MEDIA CORPORATION OF HOUSTON,
                     a Delaware corporation

                     By: /s/ SCOTT K. GINSBURG
                        ----------------------------
                        Scott K. Ginsburg
                        President

                                                                          PAGE 1
                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP" FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MAY, A.D. 1993, AT 4:30 O'CLOCK P.M.

                              * * * * * * * * * *


           [SEAL]                    /s/ WILLIAM T. QUILLEN
                                    --------------------------------------------
                                    William T. Quillen, Secretary of State

                                    AUTHENTICATION: *3920407

                                              DATE:  06/02/1993

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                 EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP

     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

     I. The name of the limited partnership is Evergreen Media of Houston Limited Partnership.

     II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

     III. The name and mailing address of the sole general partner is as follows:

         NAME                              MAILING ADDRESS
         ----                              ---------------
Evergreen Media Corporation                433 E. Las Colinas Blvd.
      of Houston                           Suite 1130
                                           Irving, TX 75039


                                                STATE OF DELAWARE
                                                SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                            FILED 04:30 PM  05/28/1993
                                               931525417 - 2338643

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Evergreen Media of Houston Limited Partnership as of this 24 day of May, 1993.

                                         EVERGREEN MEDIA CORPORATION
                                             OF HOUSTON, a Delaware
                                             corporation, Sole General Partner

                                         By: /s/ SCOTT K. GINSBURG
                                            ---------------------------------
                                            Scott K. Ginsburg, President

           ------------------------------------------------------------
                 CHANCELLOR MEDIA OF HOUSTON LIMITED PARTNERSHIP
           (Formerly: EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP)
                        (A Delaware Limited Partnership)

                        AGREEMENT OF LIMITED PARTNERSHIP
           ------------------------------------------------------------


     THE PARTNERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

                        AGREEMENT OF LIMITED PARTNERSHIP

     This Agreement of Limited Partnership (the "Agreement") has been made as of this 24th day of May, 1993 at the offices of Latham & Watkins, Washington, D.C., by and between Evergreen Media Corporation of Houston, a Delaware corporation, whose address is 510 Lovett Boulevard, Houston, Texas 77006 (the "General Partner") and Evergreen Media Corporation of San Francisco, a Delaware corporation, whose address is 55 Francisco Street, San Francisco, California 94133 (the "Limited Partner").

                                  ARTICLE ONE
                                THE PARTNERSHIP

     1.01. Name. The name of the partnership shall be EVERGREEN MEDIA OF HOUSTON LIMITED PARTNERSHIP, and such name shall be used at all times in connection with Partnership business and affairs.

     1.02. Purpose. The purpose and business of the Partnership shall be to acquire, own and operate commercial radio stations in Houston, Texas, and in such other places as the Partnership may determine (the "Stations"). Without limiting the generality of the foregoing, the Partnership, through its General Partner, is specifically authorized to acquire the assets used or useful in the operation of Radio Stations KLOL(FM) and KTRH(AM), Houston, Texas.

     1.03. Office and Agent for Service of Process. The principal office and place of business of the Partnership shall be at 510 Lovett Boulevard, Houston, Texas 77006. The agent for service of process shall be The Corporation Trust Company with an address at 7209 Orange Street, Wilmington, Delaware 19801.

     1.04. Certificate. Promptly after the execution of this Agreement, the General Partner shall execute, acknowledge, and file or cause to be filed with the Secretary of State of the State of Delaware a Certificate of Limited Partnership.

     1.05. Term. The Partnership shall continue until the occurrence of an act or event specified in this Agreement or by law as one effecting dissolution.

                                  ARTICLE TWO
                                    FINANCE

     2.01. Partnership Shares. For purposes of this Agreement, the Partners' respective Partnership Shares shall be as follows:

     (a)   General Partner:

           Evergreen Media Corporation
               of Houston                               1%

     (b)   Limited Partner:

           Evergreen Media Corporation
               of San Francisco                        99%

The Partnership Shares shall remain at the percentages specified above unless changed by reappointment or assignment as provided in this Agreement or by amendment to this Agreement.

     The Partners shall acquire their shares in the partnership identified in this Section 2.01 by making capital contributions as follows:

           Evergreen Media Corporation
               of Houston                             $ 1

           Evergreen Media Corporation
               of San Francisco                       $99

     2.02. Calls for Additional Capital. The General Partner may at any time issue a call for additional capital contributions from the Partners. Such contributions shall be made pro rata based upon the then-current Partnership Shares. All capital contributions required to be made pursuant to this subsection shall be remitted to the Partnership within fifteen (15) days following notice from the General Partner of the capital call. The General Partner may make capital calls for the purpose of repaying any indebtedness of the Partnership incurred in any "Station Transaction." A "Station Transaction" means the purchase or sale by, and assignment to or from, the Partnership of substantially all of the assets of a broadcast station licensed by the Federal Communications Commission, or the transfer to or from the Partnership of a controlling interest in a person that is the licensee of a Station.

     2.03. Capital Accounts. A capital account shall be established for each Partner which shall reflect (a) all capital contributions made by such Partner to the Partnership; (b) all items of Partnership income and gain allocated to such Partner; (c) all distributions made to or on behalf of such Partner; and
(d) all items of Partnership cost, expense, loss, and deduction allocated to such Partner. Each capital account shall be maintained in a manner corresponding to the capital of the Partners as reported on the federal income tax returns of the Partnership. The respective capital accounts of the Partners shall not bear interest. Each Partner hereby waives any right to demand the return of a capital contribution.

     2.04. Allocation of Profits and Losses. All net profits, net losses, deductions, and credits shall be allocated to the Partners in accordance with their respective Partnership Shares. The General Partner may make such additional allocations as may be necessary to meet the requirements of Section 704 of the Internal Revenue Code of 1986 and the regulations promulgated thereunder (the "Code").

     2.05. Cash Distributions. Cash distributions during the term of the Partnership shall be made at such times and in such amounts as the General Partner shall determine in its discretion. Such distributions shall be made to the Partners in accordance with their respective Partnership Shares.

     2.06. Partnership Funds. All funds of the Partnership shall be deposited in its name in such bank account or accounts, or invested in such interest-bearing investments, as shall be determined by the General Partner in its discretion. All withdrawals of funds shall be made by check or order signed by an officer of the General Partner or by an agent or agents designated by the General Partner from time to time. Partnership funds shall not be commingled with those of any other person or entity.

     2.07. Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

     2.08. Income Tax Elections. All elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such a manner that such elections, in its judgment, will be most advantageous to the Partners. Each Partner will upon request supply the information necessary to give effect to any such election.

                                 ARTICLE THREE
                               BOOKS AND RECORDS

     3.01. Accounting. The General Partner shall keep proper and complete books of account in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business and as are usually entered into books of account maintained by persons engaged in the radio broadcasting business. The Partnership's books of account shall be kept using a method of accounting selected by the General Partner and maintained as required for federal income tax purposes.

     3.02. Partnership Records. The Partnership's books and records shall be kept at the Partnership's office where they shall be available for reasonable inspection or examination by the Partners or their duly authorized representatives during normal business hours.

                                  ARTICLE FOUR
                           MANAGEMENT AND OPERATIONS

     4.01. Management Generally. The General Partner shall have full and exclusive power and authority to manage, control, administer and operate the business and affairs of the Partnership, and to do or cause to be done any and all acts deemed by the General Partner to be necessary or appropriate thereto, and the scope of such power and authority shall encompass all matters in any way connected with such business. Except as specifically provided in this Agreement, the General Partner shall manage the Partnership. Notwithstanding the foregoing, every contract, deed, mortgage, lease and other instrument executed by the General Partner shall be conclusive evidence in favor of every person or entity relying thereon or claiming thereunder that, at the time of the delivery thereof, (a) the Partnership was in existence, and (b) the execution and delivery thereof was duly authorized. Without limiting the generality of the forgoing, the General Partner (acting through its duly authorized officers) is specifically to cause the Partnership to enter into any agreement required under Senior Secured Credit Facilities dated November 6, 1992 for Evergreen Media Corporation of Los Angeles from Various Lending Institutions (the "Banks") Some of Which are also Acting as Co-Agents (the "Co-Agents"), with Toronto Dominion (Texas), Inc. as Agent for the Co-Agents and the Banks.

          4.02. Expenses of General Partner. The General Partner shall be entitled to charge the Partnership, and to be reimbursed by it, for any and all reasonable costs and expenses incurred by the General Partner in connection with the operation of the Partnership's business.

          4.03. Limitations on Limited Partners. A Limited Partner shall not participate in the management or control of the Partnership, engage in any activity which creates the potential for control of the Partnership, transact any business on behalf of the Partnership, or have any power to act for or bind the Partnership.

          4.04. Dealings Outside the Partnership. No Partner shall engage in any conduct which would impair the Partnership's qualifications to be an FCC licensee.


                                  ARTICLE FIVE
                             LIABILITY OF PARTNERS

          5.01. Liability of General Partner. The General Partner shall not be liable in damages or otherwise to the Partnership or any Partner for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the General Partner by this Agreement unless such act or omission was performed or omitted fraudulently. In no event shall the General Partner be liable for any loss or damage to Partnership property caused by acts of a public enemy, natural disasters, or other causes beyond the General Partner's control.

          5.02. Liability of Limited Partners. No Limited Partner shall have any personal liability, whether to the Partnership, to any of the Partners, or to the creditors of the Partnership for the debts of the Partnership beyond the amounts required to be contributed by it to the capital of the Partnership pursuant to this Agreement.

                                  ARTICLE SIX
                      ADDITION AND WITHDRAWAL OF PARTNERS

          6.01. Addition of Partners. No additional partners may be admitted to the Partnership without the consent of all the Partners. The addition of a general partner shall be subject to any necessary prior consent of the FCC.

          6.02. Withdrawal of Partners. The General Partner may not withdraw from the Partnership or transfer its interest in the Partnership without the prior consent of the Partners.

          6.03. Transfer of Partnership Interests. No Partnership Interest may be transferred without the unanimous consent of all the Partners.


                                 ARTICLE SEVEN
                           DISSOLUTION AND WINDING-UP

          7.01. Events of Dissolution. The Partnership shall be dissolved:

          (a) If the General Partner withdraws from the Partnership or there otherwise ceases to be a General Partner;

          (b) Upon the death, insanity, bankruptcy, retirement, resignation, or withdrawal of the General Partner; provide, however, that all remaining Partners may agree to continue the Partnership upon a unanimous vote;

          (c) Upon the mutual consent of all of the Partners;

          (d) Upon the entry of a decree of judicial dissolution; or

          (e) In any event, at 11:59 p.m. on December 31, 2020.

The Partnership shall continue to exist following December 31, 2020, or following the earlier happening of any of the foregoing events, solely for the purpose of winding up its affairs.

          7.02. Final Accounting. Following the dissolution of the Partnership, a proper accounting shall be made of the accounts of the Partnership, of each Partner and of the Partnership's assets, liabilities and operations from the date of the last previous accounting to the date of such dissolution.

          7.03. Liquidating Trustee. Upon dissolution of the Partnership, the General Partner (or, in the event of dissolution under Section 7.01(a), an agent appointed by the remaining Partners) shall file a certificate of dissolution and shall proceed diligently to wind up the affairs of the Partnership and distribute its assets as liquidating trustee. During the interim, the liquidating trustee shall continue to exploit the rights and properties of the Partnership consistent with the liquidation thereof and each Partner shall continue to share profits and losses as provided in this Agreement. In connection with winding up the affairs of the Partnership, the liquidating trustee may sell all properties owned by the Partnership at public or private sale upon such terms and conditions as the liquidating trustee deems advisable.

          7.04. Liquidation and Distribution. The net proceeds received by the liquidating trustee upon the sale of the properties of the Partnership, if any, and any remaining assets of the Partnership shall be applied and distributed in cash or in kind in the following order of priority:

          (a) To the payment of all debts, obligations, and liabilities of the Partnership and the expenses of liquidation;

          (b) To the establishment of any reserves which the liquidating trustee may deem necessary for any contingent or unforeseen obligations or liabilities of the Partnership, including, without limitation, payment of such reserves over to a person, as escrow agent, to be held by such person for the purpose of disbursing such reserves, and, upon the expiration of such period determined by the liquidating trustee to distribute the balance as provided in this subsection:

     (c) To the Partners in an amount sufficient to pay the remaining credit balances, if any, of their respective capital accounts; provided, however, that any Partner having a negative balance in his or its capital account shall, prior to receiving any assets of the Partnership pursuant to this subsection elect (i) to forego distributions of assets having a fair market value equal to the negative balance; or (ii) to contribute cash in an amount equal to such negative balance; or (iii) some combination of (i) and (ii).

     (d) To the Partners in accordance with their respective Partnership Shares.

     7.05. Termination. Upon completion of the liquidation of the Partnership and the distribution of all funds of the Partnership, the liquidating trustee shall execute and record a certificate of cancellation and the Partnership shall terminate.

                                 ARTICLE EIGHT
                                 MISCELLANEOUS

     8.01. Notices. Any and all notices permitted or required to be given under this Agreement shall be in writing, signed by the Partner giving such notice, and shall be delivered personally, or sent by registered or certified mail, to the other Partners, at their address set forth in the preamble, or at such other address as may be supplied in writing. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice.

     8.02. Successors and Assigns. This Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Partners, their respective successors and assigns, and each Partner agrees, on behalf of itself, its successors and assigns, to execute any instruments which may be necessary and appropriate to carry out and execute the purpose and intentions of this Agreement, and hereby authorizes and directs its successors and assigns to execute any and all such instruments. Each and every successor-in-interest to any Partner, whether such successor acquired such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

        8.03. Amendment. No change, modification or amendment of this Agreement shall be valid or binding upon the Partners unless all Partners affirmatively vote in favor of such change, modification or amendment.

        8.04. No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such Partner's right to demand strict compliance therewith in the future.

        8.05. Integration. This Agreement constitutes the full and complete agreement of the Partners.

        8.06. Captions. Titles or captions of articles and sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

        8.07. Number and Gender. Whenever required by the context, the singular number shall include the plural and the masculine or neuter gender shall include all genders.

        8.08. Counterparts. This Agreement may be executed in multiple copies, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

        8.09. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                       GENERAL PARTNER:


                                       EVERGREEN MEDIA CORPORATION OF HOUSTON


                                       By: /s/ SCOTT K. GINSBURG
                                          -------------------------------------
                                          Scott K. Ginsburg, President


                                       LIMITED PARTNER:


                                       EVERGREEN MEDIA CORPORATION OF
                                       SAN FRANCISCO


                                       By: /s/ SCOTT K. GINSBURG
                                          -------------------------------------
                                          Scott K. Ginsburg, President